UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported):  March 4, 2016

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2016, Owens Realty Mortgage, Inc. (the “Company”) signed and entered into the First Amendment to Amended and Restated Credit Agreement and Loan Documents, which is dated as of March 1, 2016 (the “First Amendment”), with California Bank & Trust, a division of ZB, N.A (“CB&T”), as administrative agent, swingline lender and a lender, and First Bank as lender, together with two Master Revolving Notes from the Company (one to CB&T in an amount up to $35,000,000 and the other to First Bank in an amount up to $15,000,000).  The First Amendment and related Master Revolving Notes collectively amend the Amended and Restated Credit Agreement and related loan documents, dated as of April 16, 2015 (as amended, the “Credit Facility”), among the parties to increase the current maximum commitment of the lenders from $30,000,000 to $50,000,000 and to permit the maximum commitment of the lenders to be increased in the future to up to $75,000,000 if requested by the Company and approved by the lenders. Capitalized terms used and not defined herein are further defined in the Credit Facility agreements.

The maximum borrowings under the revolving Credit Facility is the lesser of $50,000,000 (the “Commitment”) or the amount determined pursuant to a borrowing base calculation described in the Advance Formula Agreement as amended by the First Amendment. The First Amendment also provides that the maximum Commitment can be increased to $75,000,000 if requested by the Company and agreed by the lenders, and additional lenders can be added as parties to the Credit Facility agreements.  Funds under the Credit Facility may continue to be borrowed, repaid and redrawn, and the First Amendment documents extend the maturity date for borrowings under the Credit Facility to March 1, 2018. The First Amendment also amends certain financial covenants in the Credit Facility, and requires payment by the Company to the lenders of an origination fee of $250,000.

The foregoing descriptions of the First Amendment documents do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the two Master Revolving Notes attached as Exhibits 10.1 through 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of a press release announcing the amendment of the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

10.1
First Amendment to Amended and Restated Credit Agreement and Loan Documents, dated as of March 1, 2016, by and among California Bank & Trust, a division of ZB, N.A., as Administrative Agent and a Lender, First Bank as a Lender and Owens Realty Mortgage, Inc. as Borrower.

10.2	Master Revolving Note of Owens Realty Mortgage, Inc., payable to the order of First Bank, dated as of March 1, 2016.
10.3	Master Revolving Note of Owens Realty Mortgage, Inc., payable to the order of California Bank & Trust, a division of ZB, N.A., dated as of March 1, 2016.
99.1	Press Release dated March 7, 2016.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:            March 7, 2016                                                By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1
First Amendment to Amended and Restated Credit Agreement and Loan Documents, dated as of March 1, 2016, by and among California Bank & Trust, a division of ZB, N.A., as Administrative Agent and a Lender, First Bank as a Lender and Owens Realty Mortgage, Inc. as Borrower.

10.2	Master Revolving Note of Owens Realty Mortgage, Inc., payable to the order of First Bank, dated as of March 1, 2016.
10.3	Master Revolving Note of Owens Realty Mortgage, Inc., payable to the order of California Bank & Trust, a division of ZB, N.A., dated as of March 1, 2016.
99.1	Press Release dated March 7, 2016.